UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2007

Javelin Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-31114	88-0471759

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 CambridgePark Drive, Cambridge Massachusetts	02140

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (617) 349-4500

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On December 13, 2007, Javelin Pharmaceuticals, Inc. (the “Company”) made a presentation at its annual Analyst and Institutional Investor Day held in New York, New York, during which the Company provided an overview of the Company’s business, including an update on U.S. Federal Drug Administration status for certain U.S. drug candidates. A copy of the Power Point presentation materials shown to the conference audience is available at http://ir.javelinpharmaceuticals.com/events.cfm, and is hereby incorporated in this Item 7.01 by reference, but shall not be deemed filed for any purpose under the Securities Exchange Act of 1934.
     On December 14, 2007, the Company issued a press release announcing the presentation. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Javelin Pharmaceuticals, Inc., dated December 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
	By:	/s/ Daniel B. Carr
	Name:	Daniel B. Carr, M.D.
Dated: December 14, 2007	Title:	Chief Executive Officer

EXHBIT INDEX

Number	Document

99.1	Press Release of Javelin Pharmaceuticals, Inc., dated December 14, 2007.